Exhibit 99.1

           BOOTS & COOTS REPORTS RECORD RESULTS FOR THE SECOND QUARTER

HOUSTON, Aug. 8 /PRNewswire-FirstCall/ -- Boots & Coots International Well Control, Inc. (Amex: WEL), reported net income of $2.6 million, or $0.04 per diluted share, for the second quarter ended June 30, 2006 compared to a loss of $0.9 million for the same three months in 2005. Revenues for the three months were $23.5 million compared to $4.8 million in the second quarter of 2005. With the first full quarter inclusion of our recently acquired hydraulic well control business, EBITDA (defined as earnings before interest, income taxes, depreciation and amortization; see the reconciliation and rationale for this non-GAAP financial measure below) was $6.1 million in this year's second quarter compared to $11,000 in the second quarter of 2005.

For the six months ended June 30, 2006, the Company reported net income of $3.9 million, or $0.08 per diluted share, compared to $1.4 million, or $0.04 per diluted share for the same six month period in 2005. Revenues for the six months were $35.0 million compared to $19.1 million for the same period last year. EBITDA was $8.6 million for the 2006 six month period compared to $3.1 million for the first six months of 2005.

Business Segment Results

Well Intervention

For the second quarter of 2006, Well Intervention generated $22.8 million in revenues and $5.9 million in EBITDA compared to $4.1 million in revenues and $0.9 million in EBITDA in 2005, reflecting a revenue increase of 453% and an EBITDA increase of 590%. These increases were due primarily to the inclusion of results for Hydraulic Well Control (HWC) from and after March 1, 2006, the effective date of the acquisition, and year-over-year growth in the Company's Safeguard services of 71%. The HWC business contributed $17.9 million of revenues and $5.4 million of EBITDA in the second quarter of 2006. For the first six months of 2006, Well Intervention generated $32.8 million of revenues and $7.9 million of EBITDA, up 354% and 317%, respectively, compared to revenues of $7.2 million and EBITDA of $1.9 million for the same period last year.

Response

For the second quarter of 2006, the Response segment reported revenues of $0.7 million and EBITDA of $0.2 million compared to $0.6 million and a loss of $0.8 million, respectively, in the second quarter of 2005. For the first six months of 2006, the Response segment reported revenues of $2.2 million and EBITDA of $0.7 million compared to $11.8 million and $1.2 million, respectively, in the first six months of 2005. The 2006 results were down from the prior year period due to a high volume of response work in Iraq during the first quarter of 2005. Margins were up as the current six month period did not include any third-party pass through revenues and expenses for security.

"With strong activity both domestically and internationally, Boots and Coots experienced a great quarter due to the acquisition of HWC and strong international activity which also benefited our Safeguard business," stated Jerry Winchester, President and Chief Executive Officer. "On a proforma basis, our Well Intervention segment grew by 52% for the quarter and over 55% as compared to the prior year six month period. In addition to the strong results for HWC, revenues for our Safeguard services in North Africa and Kazakhstan almost doubled from the prior year six month period."

"We are continuing to focus our business development efforts toward additional growth internationally and domestically, continued expansion into new markets and improving current utilization in our existing locations," added Winchester. "We are confident in our plan and our ability to achieve a $60 million Well Intervention revenue target in 2006."

For the second quarter, the income tax expense was $1.2 million, or 31.8% of pre-tax income, compared to a total of $0.2 million in the second quarter of 2005. In the second quarter of 2005, only foreign income taxes were accrued during the period due to a pre-tax income loss. For the six month period, the effective tax rate was 36.9% compared to 17.5% in 2005. The higher tax rate was primarily due to an increase in the percentage of our consolidated pre-tax income sourced in taxable foreign jurisdictions.

For the six month period, interest expense was $1.3 million and included the one time write-off of deferred finance costs of $0.9 million related to retired subordinated debt and interest expense of $1.1 million primarily related to the HWC acquisition, partially offset by a one time interest credit of $0.6 million related to the payment of the subordinated debt. The Company also benefited from an adjustment to preferred dividends of $0.8 million relating to discounts on the repurchase of its redeemable preferred stock, partially offset by dividend expense of $0.2 million.

During the first quarter, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, consultants and directors; including employee stock options based on estimated fair values. For the current quarter and six months, the Company incurred non-cash charges of $0.3 million, or $0.00 per diluted share and $0.6 million, or $0.01 per diluted share respectively, as compared to zero in both comparable periods in 2005.

Conference Call

Boots & Coots will hold its quarterly conference call to discuss 2006 second quarter results tomorrow, August 9, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The dial-in number for the call is 800-561-2813, passcode 'Boots & Coots'. To listen to the live Webcast, log on to http://www.bncg.com/investor/invest.htm and click on the 2006 Second Quarter Earnings Webcast link. A replay of the Webcast will be available on the investor relations page of the company's Website within 24 hours of the call. The call will also be available for replay for 30 days by dialing 888-286- 8010, passcode 56896977. A copy of this press release and any other financial information about the period to be presented will be available at the Investor Relations section of the company's Website.

About Boots & Coots

Boots & Coots International Well Control, Inc., Houston, Texas, provides a suite of integrated oilfield services centered on the intervention, emergency response and restoration of blowouts and well fires as well as hydraulic workover/snubbing and hot tapping services around the world. Our current business segments are "Well Intervention" and "Response". The Well Intervention segment consists of services that are designed to reduce the number and severity of critical well events and enhance production for oil and gas operators. The scope of these services includes training, contingency planning, well plan reviews, audits, inspection services and engineering services offered through our Safeguard programs and services offered in conjunction with our WELLSURE(R) risk management program. This segment also includes services performed by hydraulic workover and snubbing units that are used to enhance production of oil and gas wells. The Response segment consists of personnel, equipment and services provided during an emergency response such as a critical well event or a hazardous material response. These services include snubbing and other workover services provided during a response. For more information, visit the Company's web site at http://www.boots-coots.com .

Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward- looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov .

Company contact: Gabriel Aldape, Chief Financial Officer, 281-931-8884, investorrelations@bncg.com

    Investor Contacts:   Jennifer Tweeton
                         VOLLMER
                         713-970-2100
                         jennifert@vollmerpr.com

                         Stan Altschuler / Miri Segal
                         Strategic Growth International
                         212-838-1444
                         info@sgi-ir.com

                               (Tables to follow)

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (000's except share and per share amounts)
                                   (Unaudited)

                                 Three Months Ended                 Six Months Ended
                                       June 30,                         June 30,
                           -------------------------------   -------------------------------
                                2006             2005             2006             2005
                           --------------   --------------   --------------   --------------
REVENUES(a)                $       23,472   $        4,762   $       34,992   $       19,052

COST OF SALES,
 excluding depreciation
 and amortization                  12,808            2,088           18,108           10,674

  Gross Margin                     10,664            2,674           16,884            8,378

OPERATING EXPENSES                  3,461            2,001            6,331            3,980
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES            1,000              662            1,818            1,327
OTHER OPERATING EXPENSES               94              ---              112              ---
DEPRECIATION AND
 AMORTIZATION                       1,456              219            2,028              440

OPERATING INCOME(LOSS)              4,653             (208)           6,595            2,631

INTEREST EXPENSE AND
 OTHER, net                           792              276            1,349              438

INCOME(LOSS) BEFORE
 INCOME TAXES                       3,861             (484)           5,246            2,193
INCOME TAX EXPENSE                  1,229              179            1,936              383

Net Income(loss)                    2,632             (663)           3,310            1,810

PREFERRED DIVIDEND
 REQUIREMENTS AND
 ACCRETIONS                           ---              216             (616)             427

NET INCOME(LOSS)
 ATTRIBUTABLE TO COMMON
 STOCKHOLDERS              $        2,632   $         (879)  $        3,926   $        1,383

Basic Earnings(Loss)
 per Common Share:         $         0.05   $        (0.03)  $         0.08   $         0.05

Weighted Average
 Common Shares
 Outstanding -
 Basic                         58,436,000       29,499,000       48,667,000       29,495,000

Diluted Earnings
 (Loss) per Common
 Share:                    $         0.04   $        (0.03)  $         0.08   $         0.04

Weighted Average
 Common Shares
 Outstanding -
 Diluted                       62,259,000       29,499,000       51,879,000       31,103,000

(a) Revenues for the six months ended June 30, 2005 include $5,341 of pass-through third-party charges related to personnel security. No such charges were applicable for the six months ended June 30, 2006.

    Information concerning operations in different business segments for the three and six months ended June 30, 2006 and 2005 is presented below. Certain reclassifications have been made to the prior periods to conform to the current presentation.

                                  Three Months Ended                 Six Months Ended
                                        June 30,                          June 30,
                           -------------------------------   -------------------------------
                                2006             2005             2006             2005
                           --------------   --------------   --------------   --------------
Revenues
  Well Intervention        $       22,806   $        4,127   $       32,837   $        7,230
  Response                            666              635            2,155           11,822
                           $       23,472   $        4,762   $       34,992   $       19,052
EBITDA(a)
  Well Intervention        $        5,915   $          857   $        7,866   $        1,885
  Response                            194             (846)             757            1,186
                           $        6,109   $           11   $        8,623   $        3,071
Depreciation and
 Amortization(b)
  Well Intervention        $        1,440   $          108   $        1,985   $          153
  Response                             16              111               43              287
                           $        1,456   $          219   $        2,028   $          440
Operating Income (Loss)
  Well Intervention        $        4,475   $          749   $        5,881   $        1,732
  Response                            178             (957)             714              899
                           $        4,653   $         (208)  $        6,595   $        2,631

(a) EBITDA represents earnings before interest, taxes, depreciation and amortization. See the reconciliation and rationale for this non-GAAP financial measure below.

(b) Depreciation has been charged to each segment based upon specific identification of expenses and an allocation of remaining non-segment specific expenses pro rata between segments based upon relative revenues.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                RECONCILIATION BETWEEN CONSOLIDATED STATEMENT OF
  OPERATIONS AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

                                 (in thousands)
                                   (unaudited)

                                 Three Months Ended                 Six Months Ended
                                       June 30,                          June 30,
                           -------------------------------   -------------------------------
                                2006             2005             2006             2005
                           --------------   --------------   --------------   --------------
Net Income (Loss)          $        2,632   $         (663)  $        3,310   $        1,810

Income Tax Expense         $        1,229   $          179   $        1,936   $          383

Interest Expense and
 Other, net                $          792   $          276   $        1,349   $          438

Depreciation and
 Amortization              $        1,456   $          219   $        2,028   $          440

Earnings Before
 Interest, Taxes,
 Depreciation and
 Amortization
  (EBITDA)(a)              $        6,109   $           11   $        8,623   $        3,071

(a) Earnings before Interest, Income taxes, Depreciation, Depletion and Amortization ("EBITDA") is a non-GAAP financial measure, as it excludes amounts or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements. "GAAP" refers to generally accepted accounting principles in the United States. Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we also present the most directly comparable financial measure and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure and such comparable GAAP financial measure. Management believes that EBITDA may provide additional information with respect to the Company's performance or ability to meet its debt service and working capital requirements.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                               June 30,    December 31,
                                 2006         2005
                             -----------   ------------
                             (unaudited)
Current Assets               $    36,297   $     10,598

Current Liabilities(a)       $    16,375   $      7,033

Total Working Capital(b)     $    19,922   $      3,565

Total Assets                 $    82,077   $     14,767

Long Term Debt and Notes
 Payable(c)                  $    36,413   $      3,939

Total Liabilities            $    52,788   $     10,972

Total Stockholders' Equity   $    29,289   $      3,795

(a) December 31, 2005 includes $259 for the current portion of Troubled Debt Restructuring interest related to the 2000 refinancing of the Prudential Loan Agreement. The remaining amount at March 3, 2006 was credited to income as a result of the March 3, 2006 refinancing and acquisition.

(b) The Company defines Working Capital as all current assets, including cash, less all current liabilities which includes current maturities of long term debt.

(c) Net of current maturities of long term debt. December 31, 2005 includes $339 for the long-term portion of Troubled Debt Restructuring interest related to the 2000 refinancing of the Prudential Loan Agreement. The remaining amount at March 3, 2006 was credited to income as a result of the March 3, 2006 refinancing and acquisition.

SOURCE  Boots & Coots International Well Control, Inc.
    -0-                             08/08/2006
    /CONTACT: Gabriel Aldape, Chief Financial Officer of Boots & Coots International Well Control, Inc., +1-281-931-8884, or investorrelations@bncg.com ; or investors, Jennifer Tweeton of VOLLMER, +1-713-970-2100, or jennifert@vollmerpr.com ; or Stan Altschuler or Miri Segal, both of Strategic Growth International, +1-212-838-1444, or info@sgi-ir.com , all for Boots & Coots International Well Control, Inc./
    /Web site:  http://www.boots-coots.com
                http://www.bncg.com/investor/invest.htm /